SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934

                         Date of Report: April 30, 1997



                        THE ASHTON TECHNOLOGY GROUP, INC.
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             (Exact name of registrant as specified in its charter)

            Delaware                     333-1182           22-6650372
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(State or other jurisdiction of      (Commission File    (IRS Employer
         incorporation)                   Number)         Identification Number)


1900 Market Street, Suite 701, Philadelphia, Pennsylvania         19103
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code: (215) 751-1900



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Item 4.  Changes in Registrant's Certifying Accountant

     On April 30, 1997, Goldstein Golub Kessler & Company, P.C. ("GGK") was engaged as principal accountant to audit the financial statements of The Ashton Technology Group, Inc. (the "Company") and its subsidiaries. GGK was the Company's auditor for its initial public offering.

     On April 30, 1997, Arthur Andersen LLP ("Andersen") was dismissed as the principal accountant engaged in auditing the financial statements of the Company. Andersen's report on the financial statements of the Company for the 1996 fiscal year (which was the only year for which Andersen acted as the Company's principal accountant) did not contain an adverse opinion or a disclaimer of opinion and was not modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by the Company's Board of Directors. There were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Andersen, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

Item 7.  Financial Statements and Exhibits

         (c)  Exhibits.

              None.

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned herewith duly authorized.

Date:  May 6, 1997                      The Ashton Technology Group, Inc.
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                                                  (Registrant)


                                        By:  /s/ Robert A. Eprile
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                                             Robert A. Eprile
                                             Chairman of the Board